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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00289) pertaining to the Savings Plan for Union Employees of Robbins & Myers, Inc. of our report dated April 16, 2002, with respect to the financial statements and schedule of the Robbins & Myers, Inc. Savings Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                     /s/ Ernst & Young LLP

Dayton, Ohio
June 26, 2002